Exhibit 4.1

[FACE OF CERTIFICATE]

VMW

CLASS A

COMMON STOCK

[LOGO]

CUSIP 928563 40 2

SEE REVERSE FOR CERTAIN DEFINITIONS

VMWARE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS IS TO CERTIFY THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE CLASS A COMMON STOCK OF VMWARE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

              (New York, NY)

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

[SEAL]

[SIGNATURE]

PRESIDENT AND CHIEF EXECUTIVE OFFICER

[SIGNATURE]

SECRETARY

[REVERSE OF CERTIFICATE]

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN —as joint tenants with right

of survivorship and not as

tenants in common

UNIF GIFT MIN ACT– ________________Custodian_________________

                                                     (Cust)                                         (Minor)

under Uniform Gifts to Minors

Act _____________________________

                                (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.